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                                                             Exhibit (23)(j)(8)

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
January 17, 2006                                                                     Bryan Cave LLP

Seligman Municipal Fund Series, Inc.                                                 One Kansas City Place
100 Park Avenue
New York, New York 10017                                                             1200 Main Street, Suite 3500

Ladies and Gentlemen:                                                                Kansas City, MO 64105-2100

With respect to Post-Effective Amendment No. 43 to the Registration Statement on     Tel (816) 374-3200
Form N-1A under the Securities Act of 1933, as amended, for Seligman Municipal
Fund Series, Inc., on behalf of its Missouri Municipal Series, we have reviewed the  Fax (816) 374-3300 material with respect to Missouri Taxes in the Registration Statement. Subject to
such review, our opinion as delivered to you and as filed with the Securities and    www.bryancave.com
Exchange Commission remains unchanged.
                                                                                     Chicago
We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Fund Series, Inc. and to the reference to us under the heading Hong Kong
"Missouri Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act  Irvine of 1933, as amended.
                                                                                     Jefferson City
Sincerely yours,
                                                                                     Kansas City
/s/ BRYAN CAVE LLP
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                                                                                     And Bryan Cave.
                                                                                     A Multinational Partnership,

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